Exhibit 10.1

AMENDMENT

TO

2022 EQUITY INCENTIVE PLAN

(Adopted October 3, 2025, and ratified by Stockholders November 20, 2025)

Section 4.1 is hereby amended and restated in its entirety to read as follows:

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)	5,000,000 shares, plus

(b)	Commencing January 1, 2025, an annual increase to be added as of the first day of our fiscal year equal to the least of: (i) 15% of the outstanding Common Stock on a fully diluted basis as of the end of our immediately preceding fiscal year, or (ii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan subject to adjustment from time to time as provided in Section 15.1.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by us as treasury shares.